Exhibit 4.1

DXC CAPITAL FUNDING DAC

as Issuer,

DXC TECHNOLOGY COMPANY

as Parent Guarantor,

DXC LUXEMBOURG INTERNATIONAL S.À R.L

as Luxembourg Guarantor,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee, Registrar and Transfer Agent

and

U.S. BANK EUROPE DAC

as Paying Agent

INDENTURE

Dated as of

December 9, 2025

4.250% Senior Notes due 2030

TABLE OF CONTENTS
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- ii -

- iii -

- iv -

ARTICLE 16
Guarantees	85

Section 16.01. Guarantees.	85
Section 16.02. Limitation on Guarantor Liability.	87
Section 16.03. Execution and Delivery.	87
Section 16.04. Subrogation.	87
Section 16.05. Benefits Acknowledged.	87
Section 16.06. Release of Guarantees.	87

Exhibit A	Form of Note	A-1
Exhibit B	Form of Certificate of Transfer	B-1
Exhibit C	Form of Certificate of Exchange	C-1

- v -

INDENTURE

INDENTURE dated as of December 9, 2025 by and among DXC Capital Funding DAC, a designated activity company incorporated under the laws of Ireland (the “Issuer”), DXC Technology Company, a Nevada corporation (the “Parent Guarantor”), DXC Luxembourg International S.à r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at 7, avenue Gaston Diderich, L-1420 Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B149714 (the “Luxembourg Guarantor”, and together with the Parent Guarantor, the “Guarantors”), U.S. Bank Trust Company, National Association, as trustee, transfer agent and registrar (the “Trustee”), and U.S. Bank Europe DAC, as Paying Agent (as such term is defined below).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issue of its 4.250% Senior Notes due 2030 (the “Notes”), in an aggregate principal amount not to exceed on the date hereof €650,000,000, and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of certificate of transfer and a form of certificate of exchange are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Issuer covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
4.250% Senior Notes Due 2030

Section 1.01.  Establishment

There is hereby established one new series of Notes to be issued under this Indenture, to be designated as the Issuer’s 4.250% Senior Notes due 2030. There are to be initially authenticated and delivered up to €650,000,000 principal amount of the Notes. The Notes shall be issued in fully registered form without coupons.

Section 1.02.  Definitions

The terms defined in this Section 1.02. (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings specified in this Section 1.02. for all purposes of this Indenture and any indenture supplemental hereto. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Section 1.02. include the plural as well as the singular.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Common Depositary or its nominee, that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

 “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Paying Agent, Registrar, Authenticating Agent, Co-Registrar, or Transfer Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Common Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Attributable Debt” with respect to any sale and lease-back transaction means the present value of the minimum rental payments called for during the term of the lease (including any period for which such lease has been extended), determined in accordance with GAAP, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

“Board of Directors” means the Board of Directors of the Issuer or a Guarantor, as the case may be, or a committee of such Board of Directors duly authorized to act for it hereunder.

“Business Day” means any day (other than a Saturday or a Sunday) on which (i) banking institutions and foreign exchange markets are open for general business in the City of New York and the City of London or, with respect to DXC Luxembourg International S.à r.l., the banking institutions are open for general business in Luxembourg and (ii) the T2 system, or any successor thereto, operates.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a single transaction or a series of related transactions, of all or substantially all of the Parent Guarantor’s assets and the assets of its subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than to the Parent Guarantor or one of its subsidiaries); (2) the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Parent Guarantor, measured by voting power rather than number of shares; (3) the Parent Guarantor consolidates with, or merges with or into any person, or any person consolidates with, or merges with or into the Parent Guarantor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent Guarantor or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Voting Stock of the Parent Guarantor outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) (A) the Parent Guarantor becomes a direct or indirect wholly-owned subsidiary of a holding company and (B) the direct or indirect holders of the Parent Guarantor’s Voting Stock immediately prior to that transaction are the holders of more than 50% of the Voting Stock of such holding company, or (ii) the Parent Guarantor consolidates with, or merges with or into, any person that results in the surviving person remaining a public company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearing System” means Euroclear or Clearstream, as the case may be and/or any additional or alternative clearing system approved by the Issuer, the Trustee and the Paying Agent, collectively.

“Clearstream” means Clearstream Banking, société anonyme and its successors.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Common Depositary” means U.S. Bank Europe DAC as common depositary for Euroclear and Clearstream, their nominees and until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Common Depositary” shall mean or include such successor.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, a German government bond whose maturity is most comparable to the remaining term of the Notes to be redeemed (assuming for this purpose that the Notes mature on the Par Call Date), or if the Issuer or the Independent Investment Banker considers that such similar bond is not in issue, such other German government bond as the Issuer or the Independent Investment Banker, with the advice of three Primary Bond Dealers selected by the Issuer or the Independent Investment Banker, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means, with respect to the redemption date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Issuer or the Independent Investment Banker.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of the Parent Guarantor’s assets and the assets of its subsidiaries (in each case, less applicable reserves and other properly deductible items) after deducting from such amount:

•	all current liabilities other than (1) notes and loans payable, (2) current maturities of long-term debt and (3) current maturities of capital lease obligations, and

•	intangible assets, to the extent included in such aggregate assets, all as set forth on the Parent Guarantor’s then most recent consolidated balance sheet and computed in accordance with GAAP.

“Corporate Trust Office” means the designated office of the Trustee at Three James Center, 1051 East Cary Street, Suite 600, Richmond, VA 23219,  United States of America, Attn: Administrator – DXC Capital Funding DAC.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Noteholder thereof and issued in accordance with Section 2.07. (c) hereof, substantially in the form of Exhibit A hereto, as the case may be, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Euro” or “€” means the single currency introduced at the third stage of the European Monetary Union pursuant to the treaty establishing the European Community, as amended from time to time.

“Euroclear” means Euroclear Bank S.A./N.V., and its successors, as operator of the Euroclear system.

“European Union” means the economic and monetary union as contemplated in the Treaty on European Union as of January 1, 2004.

“Fitch” means Fitch Ratings Inc., and its successors.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of this Indenture.

“Global Note Legend” means the legend set forth in Section 2.07. (f) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.02., 2.07(b) or 2.07(d) hereof.

“Government Obligations” means (x) any security which is (i) a direct obligation of the German government or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the German government the payment of which is fully and unconditionally guaranteed by the German government, the central bank of the German government or a governmental agency of the German government, which, in either case (x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i) or (x)(ii) above or in any specific principal or interest payments due in respect thereof.

“Guarantee” means a guarantee by a Guarantor of the Issuer’s obligations under this Indenture and any Notes.

“Indebtedness” of any specified person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or obligations under capital leases, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such person in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet); provided that Indebtedness shall exclude (i) Indebtedness that is required to be converted at, or prior to, maturity into equity securities of the Parent Guarantor, and (ii) advances and overdrafts in respect of cash pooling and multi-currency notional pooling programs.

“Independent Investment Banker” means an independent investment institution of national standing, which may be one of the Reference Bond Dealers or their respective affiliates, selected by the Issuer.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means Morgan Stanley & Co. International plc, BofA Securities Europe SA, Canadian Imperial Bank of Commerce, London Branch, Citigroup Global Markets Limited, Lloyds Securities Inc., Mizuho International plc, MUFG Securities (Europe) N.V., NatWest Markets Plc, PNC Capital Markets LLC, Scotiabank (Ireland) Designated Activity Company, TD Global Finance unlimited company, Crédit Agricole Corporate and Investment Bank, Danske Bank A/S, U.S. Bancorp Investments, Inc., RB International Markets (USA) LLC, Siebert Williams Shank & Co., LLC and Standard Chartered Bank.

“Interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s; BBB- (or the equivalent) by S&P; and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies selected by the Issuer.

“Issue Date” means December 9, 2025.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“LuxSE” means the Euro MTF Market of the Luxembourg Stock Exchange.

“Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of Euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the United States Federal Reserve Board.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Note” or “Notes” has the meaning specified in the recitals hereof, and includes both Original Notes and Additional Notes.

“Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Registrar’s books.

“Offering Memorandum” means the Offering Memorandum relating to the Notes dated December 2, 2025.

“Officer”, in the case of the Issuer, means any director of the Board of Directors of the Issuer and, in the case of a Guarantor, means the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary and an Assistant Secretary of the Guarantor, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer or a Guarantor, as applicable, by an Officer of the Issuer or the Guarantor, as applicable, and delivered to the Trustee. Unless the context otherwise requires, each reference herein to an “Officer’s Certificate” shall mean an Officer’s Certificate of the Issuer or a Guarantor, as applicable. References herein, or in any Note, to any officer of a Person that is a partnership shall mean such officer of the partnership or, if none, of a general partner of the partnership authorized thereby to act on its behalf.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Issuer or the Parent Guarantor, or other counsel reasonably acceptable to the Trustee.

“Outstanding”, when used with reference to Notes and subject to the provisions of Section 8.04. , means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)         Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)        Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or (ii) which shall have been otherwise discharged in accordance with ARTICLE 12;

(c)        Notes, except to the extent provided in Section 14.02. and Section 14.03., with respect to which the Issuer has effected Legal Defeasance and/or Covenant Defeasance as provided in ARTICLE 14;

(d)         Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.08.; and

(e)         Notes that have been exchanged for other Notes.

“Par Call Date” means October 9, 2030 (the date that is two months prior to the stated maturity date for the Notes).

“Participant” means, with respect to the Common Depositary, Euroclear or Clearstream, a Person who has an account with the Common Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Premium” means any premium payable under the terms of the Notes.

“Private Placement Legend” means the legend set forth in Section 2.07. (f) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of such Notes publicly available for reasons outside of the control of the Parent Guarantor, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Parent Guarantor as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“Rating Event” means the rating on the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the earlier of the date of the first public occurrence of a Change of Control or the date of public notice of an agreement that, if consummated, would result in a Change of Control and ending 60 days following consummation of such Change of Control.

“Record Date” or “record date” for the interest payable on any Interest Payment Date means the Business Day preceding such Interest Payment Date of each year prior to maturity of the Notes, and for any other purpose means the record date established by the Issuer for a specified purpose.

“Redemption Date” means the date fixed for redemption of any Note pursuant to this Indenture.

“Reference Bond Dealer” means any broker of, and/or market maker in, German government bonds (a “Primary Bond Dealer”) selected by the Issuer.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Common Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

“Representative” means Morgan Stanley & Co. International plc, as the Representative on behalf of the several Initial Purchasers.

“Responsible Officer” means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States or (b) which holds more than 5.0% of the Parent Guarantor’s Consolidated Net Tangible Assets (in each case, except for any Subsidiary primarily engaged in financing receivables or in the finance business). Irrespective of the foregoing, any reference to Restricted Subsidiaries of the Parent Guarantor shall include the Luxembourg Guarantor and the Issuer. Unless otherwise indicated, references in this Indenture to “Restricted Subsidiaries” are to Restricted Subsidiaries of the Parent Guarantor.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Step Down Rating Change” means the first public announcement after a Step Up Rating Change by one or more Rating Agencies of an increase in the rating of the Notes with the result that at least two out of the three Rating Agencies assign the Notes an Investment Grade Rating.

“Step Up Rating Change” means there ceasing to be an Investment Grade Rating assigned by at least two out of the three Rating Agencies. For the avoidance of doubt, following a Step Up Rating Change any further decrease in the rating of the Notes by any Rating Agency or any further withdrawal of rating of the Notes shall not constitute a further Step Up Rating Change.

“Subsidiary” of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

“T2” means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“T2 Settlement Date” means any day on which T2 is open for the settlement of payments in euro.

“Trustee” means U.S. Bank Trust Company, National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, as the case may be, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of, and registered in the name of, the Common Depositary or its nominee, representing Notes that do not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

Section 1.03.  Other Definitions

Term	Defined in Section
“Additional Notes”	2.01
“Change of Control Offer”	4.09
“Change of Control Payment”	4.09
“Change of Control Payment Date”	4.09
“Covenant Defeasance”	14.03
“Defaulted Interest”	2.12
“DTC”	3.03
“Events of Default”	6.01
“Initial Rate of Interest”	Section 2.16.
“Interest Rate Adjustment”	Section 2.16.
“Issuer Order”	2.03
“Legal Defeasance”	14.02
“Note Register”	2.04
“Original Notes”	2.01
“Paying Agent”	2.04
“Registrar”	2.04

Section 1.04.  Rules of Construction

Unless the context otherwise requires:

(1)          a term has the meaning assigned to it;

(2)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)          “or” is not exclusive;

(4)          “including” means including without limitation;

(5)          words in the singular include the plural, and in the plural include the singular;

(6)          provisions apply to successive events and transactions;

(7)          “will” shall be interpreted to express a command;

(8)        references to sections of or rules under the Securities Act or Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(9)          references to any statute, law or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law or regulation;

(10)       whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture, provided, however, that the Trustee shall not be deemed to have knowledge of the requirement that any Additional Amount is due unless the Trustee receives written notice from the Issuer stating that such amounts are due and specifying the Euro amounts thereof;

(11)       “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(12)        all references to Articles, Sections or subdivisions refer to Articles, Sections or subdivisions of this Indenture unless otherwise indicated.

ARTICLE 2
The Notes

Section 2.01.  Designation, Amount and Issue of Notes

The Notes shall be designated as “4.250% Senior Notes Due 2030”. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. Notes not to exceed the aggregate principal amount of €650,000,000, upon the execution of this Indenture may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Issuer, signed by an Officer, without any further action by the Issuer hereunder (the “Original Notes”). In addition, subject to the provisions of Section 15.05. but without the consent of the Noteholders, an unlimited aggregate principal amount of additional Notes (the “Additional Notes”) may be executed after the date of this Indenture by the Issuer and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of an Officer’s Certificate specifying the amount of Notes to be authenticated and the date on which such Notes are to be authenticated and certifying that all conditions precedent to the issuance of the Additional Notes contained herein have been complied with and that no default or Event of Default would occur as a result of the issuance of such Additional Notes, authenticate and deliver said Additional Notes to or upon the written order of the Issuer, signed as set forth in the preceding sentence; provided that Additional Notes may be issued under this Indenture only if such Additional Notes and the Original Notes constitute one series for United States Federal income tax purposes. The Original Notes and the Additional Notes, if any, shall constitute one series for all purposes under this Indenture, including, without limitation, amendments, waivers and redemptions. The Issuer and the Guarantors may also from time to time purchase the Notes in tender offers, open market purchases or negotiated transactions without prior notice to the Noteholders.

Section 2.02.  Form and Dating; Terms

(a)         General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

(b)        The Initial Notes offered and sold to the Initial Purchasers will be issued on the Issue Date in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.07. (f) hereof (the “Global Note”), duly executed by the Issuer and authenticated by the Registrar as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the Note Register.

Except as described in the succeeding two sentences, the principal of and premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose in Dublin, Ireland, or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 4.02 hereof; provided, however, that, at the option of the Issuer, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.

Whilst the Notes are represented by a Global Note, all payments due in respect of the Notes shall be made to, or to the order of, the holder of the Global Note, subject to and in accordance with the provisions of the Global Note. On the occasion of each payment, the Paying Agent shall instruct Euroclear and Clearstream to make the appropriate entries in their records to reflect such payment. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, interest or Additional Amounts, if any,) held by a Holder of at least €1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a Euro account maintained by the payee with a branch of a designated bank in the European Union if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

Any Additional Notes shall be in the form of Exhibit A hereto.

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A hereto and in Section 2.07 (f) hereof. The Issuer and Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

All payments of interest and principal on the Notes, including payments made upon any redemption or repurchase of the Notes and any Additional Amounts, will be made in Euros. If the Euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the Euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes shall be made in U.S. dollars until the Euro is again available to the Issuer or so used. The amount payable on any date in Euros shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for Euros. The Market Exchange Rate most recently available on, or prior to, the second Business Day before the relevant determination date will be the basis for determining the equivalent of Euro in the currency of the United States of America for any purposes under the Indenture. Any payment in respect of such Notes so made in U.S. dollars shall not constitute an Event of Default under the Notes or this Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

(c)         Terms. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer in the event of a Change of Control Offer as provided in Section 4.09 hereof. The Notes shall be redeemable as provided in ARTICLE 3.

(d)       Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.03.  Execution and Authentication.

One Officer shall execute the Notes, on behalf of the Issuer, by manual, electronic or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Definitive Note or the Registrar authenticates the Global Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee (with respect to Definitive Notes) and the Registrar (with respect to a Global Note) manually authenticates the Note. The signature of the Trustee or the Registrar on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its authentication.

The Issuer authorizes and instructs the Registrar to (i) authenticate the Global Notes and (ii) transmit such Global Notes electronically to the Common Depositary to instruct the Clearing Systems to make appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the Notes.

The Registrar shall authenticate and make available for delivery: (1) at any time after the execution and delivery of this Indenture, a Global Note representing the Initial Notes for issue on the Issue Date in an aggregate principal amount of €650,000,000; (2) if and when issued (subject to Section 2.01), a Global Note or Global Notes representing the Additional Notes for issue on the issue date thereof, in each case upon a written order of the Issuer signed by two Officers of the Issuer (the “Issuer Order”); and (3) if and when issued in accordance with Section 2.01, a Definitive Note or Definitive Notes. Such Issuer Order shall specify the amount of the Notes to be authenticated, the date on which the issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Additional Notes. All Notes issued on the Issue Date and all Additional Notes shall be identical in all respects other than issue date, issue price and the date from which interest accrues and any changes relating thereto; provided that if the Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, the Additional Notes will have a separate Common Code and ISIN number and/or any other identifying number. Notwithstanding anything to the contrary contained in this Indenture, the Initial Notes and any Additional Notes of the same class will be treated as a single class of securities under this Indenture. Without limiting the generality of the foregoing sentence, unless otherwise provided in this Indenture, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no Notes will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an agent reasonably acceptable to the Issuer to authenticate the Definitive Notes and the Registrar (as defined below) may appoint an agent reasonably acceptable to the Issuer to authenticate the Global Notes, as applicable (the “Authenticating Agent”). Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee or Registrar may do so. Each reference in this Indenture to authentication by the Trustee or Registrar includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Transfer Agent or Paying Agent to deal with the Issuer or an Affiliate of the Issuer. The Issuer hereby appoints U.S. Bank Europe DAC as Paying Agent and hereby appoints U.S. Bank Trust Company, National Association as Registrar and Transfer Agent, and each of U.S. Bank Europe DAC and U.S. Bank Trust Company, National Association accepts its respective appointments.

The Paying Agent is authorized by the PRA and regulated by the FCA and PRA. Nothing in this Agreement shall require the Paying Agent to carry on an activity of the kind specified by any provision of Part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001, or to lend money to the Issuer.

Where the Registrar delivers any authenticated Global Note to a Common Depositary using electronic means, it is authorized and instructed to destroy the Global Note retained by it following its receipt of confirmation from the Common Depositary.

Section 2.04.  Registrar and Paying Agent

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register for the recordation of the name and address of the Noteholders, any successors or assignees, the commitments of, and principal amount of the Notes held by such Noteholder, any successor or assignees, (“Note Register”). The entries in the Note Register shall be conclusive (absent manifest error), and the Issuer, the Registrar, and the Noteholders shall treat each Person whose name is recorded in the Note Register pursuant to the terms hereof as a Noteholder and the owner of its portion of the Notes, as set forth in the Note Register for all purposes under this agreement. No transfer or assignment of Notes will be effective unless it is recorded in the Register as provided for in this Section 2.04.  The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional Paying Agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Noteholder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such Registrar or Paying Agent. The Issuer, the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries may act as Registrar or Paying Agent.

Section 2.05.  Paying Agent to Hold Money in Trust

By at least 10:00 a.m. (London time) on the date on which any principal of and premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum in Euros sufficient to pay such principal, premium, if any, or interest when due. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest or Additional Amounts, if any, on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer, the Parent Guarantor or a Subsidiary) shall have no further liability for the money. If the Issuer, the Parent Guarantor or a Subsidiary, acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer or the Parent Guarantor, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06.  Noteholder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two (2) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders of Notes and the Issuer.

Section 2.07.  Transfer and Exchange

To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article 2, execute and the Trustee shall authenticate Definitive Notes and the Registrar shall authenticate Global Notes at the Registrar’s or co-registrar’s request.

(a)         Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.07, a Global Note may be transferred, in whole and not in part, only to another nominee of the Common Depositary or to a successor Common Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Common Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Common Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.07 (c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07 (a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07 (b) or (c) hereof. All Global Notes shall be registered in the name of a nominee of the Common Depositary, for, and in respect of interests held through the Clearing Systems and all transfers of beneficial ownership interests therein will be made in accordance with the rules of the Clearing Systems. The Paying Agent will instruct Euroclear and Clearstream to make the appropriate entries in their records in respect of all Global Notes. No investor or other party purchasing, selling or otherwise transferring beneficial ownership interests in Global Notes shall receive, hold or deliver any certificate representing the same. The Issuer, the Guarantors and the Trustee shall have no responsibility or liability for transfers of beneficial ownership interests in any Global Note.

(b)          Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Common Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)         Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Noteholder). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07 (b)(i).

(ii)        All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07 (b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either a written order from a Participant or an Indirect Participant given to the Common Depositary in accordance with the Applicable Procedures directing the Common Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or a written order from a Participant or an Indirect Participant given to the Common Depositary in accordance with the Applicable Procedures directing the Common Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and instructions given by the Common Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.07 (b)(i) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07 (g) hereof.

(iii)      Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07 (b)(ii) hereof and:

(A)         if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver to the Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

 (B)       if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver to the Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)       Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07 (b)(ii) hereof and the Registrar receives the following:

(x)       if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(y)       if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this subsection (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subsection (iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)        Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.07 (a) hereof and receipt by the Registrar of the following documentation:

(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)         if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(F)         if such beneficial interest is being transferred to the Issuer, any Guarantor or any Restricted Subsidiary, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)         if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07 (g) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07 (c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Common Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07 (c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)       Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections Section 2.07 (c)(i)(A) and Section 2.07 (c)(i)(C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period and the receipt by the Registrar of any certificates required pursuant to Rule 903 of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)      Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.07 (a) hereof and if the Registrar receives the following:

(x)       if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(y)       if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subsection (iii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)       Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.07 (a) hereof and satisfaction of the conditions set forth in Section 2.07 (b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07 (g) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07 (c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Common Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07 (c)(iv) shall not bear the Private Placement Legend.

(d)          Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)          Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. In the event that the Noteholders of Notes of at least €50,000,000 aggregate principal amount request that Definitive Notes be exchanged for Global Notes, the Issuer agrees to use its commercially reasonable best efforts to cooperate with such Noteholders to permit the Notes to be eligible for clearance and settlement through the Common Depositary. If the Notes are eligible for clearance and settlement through the Common Depositary, and any Noteholder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)         if the Noteholder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Noteholder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)         if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)          if such beneficial interest is being transferred to the Issuer, any Guarantor or any Restricted Subsidiary, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)         if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii)         Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Noteholder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(x)            if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(y)            if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07 (d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)        Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Noteholder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subsection (ii) or (iii) of this Section 2.07 (d) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Order in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)         Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Noteholder of Definitive Notes and such Noteholder’s compliance with the provisions of this Section 2.07 (e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Noteholder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Noteholder or by its attorney, duly authorized in writing. In addition, the requesting Noteholder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07 (e):

(i)          Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)            if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)            if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)            if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)         Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Noteholder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(x)            if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(y)            if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subsection (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)     Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Noteholder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Noteholder thereof.

(f)           Legends.

(i)          Each 144A Global Note and each Definitive Note issued in lieu thereof, as applicable (and all Notes issued in exchange therefor or substitution therefor), shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE ISSUER OR THE GUARANTORS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (III) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS THAT (1) EITHER (A) IT IS NOT AND FOR SO LONG AS IT HOLDS THIS SECURITY (OR ANY INTEREST THEREIN) WILL NOT BE (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR OTHER PLAN SUBJECT TO SECTION 4975 OF THE CODE OR (IV) A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN THAT IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL LAW OF THE UNITED STATES OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE 1 OF ERISA OR SECTION 4975 OF THE CODE, OR (B) ITS ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST THEREIN) WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR VIOLATE ANY SIMILAR LAW, AND (2) IT WILL NOT TRANSFER THIS SECURITY TO ANY PERSON OR ENTITY, UNLESS SUCH PERSON OR ENTITY COULD ITSELF TRUTHFULLY MAKE THE FOREGOING REPRESENTATIONS AND COVENANTS.

(ii) each Regulation S Global Note and each Definitive Note issued in lieu thereof shall bear the following legend set forth below (the “Regulation S Global Note Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S), ONLY (A) TO THE ISSUER OR THE GUARANTORS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (III) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS THAT (1) EITHER (A) IT IS NOT AND FOR SO LONG AS IT HOLDS THIS SECURITY (OR ANY INTEREST THEREIN) WILL NOT BE (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR OTHER PLAN SUBJECT TO SECTION 4975 OF THE CODE OR (IV) A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN THAT IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL LAW OF THE UNITED STATES OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE 1 OF ERISA OR SECTION 4975 OF THE CODE, OR (B) ITS ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST THEREIN) WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR VIOLATE ANY SIMILAR LAW, AND (2) IT WILL NOT TRANSFER THIS SECURITY TO ANY PERSON OR ENTITY, UNLESS SUCH PERSON OR ENTITY COULD ITSELF TRUTHFULLY MAKE THE FOREGOING REPRESENTATIONS AND COVENANTS.

(iii) each Global Note shall also bear the following legend (the “Global Note Legend”) on the face thereof:

THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE ENTITY APPOINTED AS COMMON DEPOSITARY FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”) AND EUROCLEAR BANK S.A./N.V. (“EUROCLEAR” AND, TOGETHER WITH CLEARSTREAM, THE “CLEARING SYSTEMS”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE CLEARING SYSTEMS, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

(iv) each Definitive Note shall also bear the following legend (the “Definitive Note Legend”) on the face thereof:

THIS CERTIFICATE IS EVIDENCE OF ENTITLEMENT ONLY AND IS NOT A DOCUMENT OF TITLE. TITLE TO THE NOTES PASSES ONLY ON DUE REGISTRATION IN THE REGISTER MAINTAINED BY THE REGISTRAR IN RELATION TO THE NOTES AND ONLY THE NOTEHOLDER IS ENTITLED TO PAYMENT IN RESPECT OF THIS CERTIFICATE. FOR THE AVOIDANCE OF DOUBT, NOTHING CONTAINED IN THIS CERTIFICATE SHALL CAUSE (OR BE CONSTRUED AS CAUSING) THE NOTES TO WHICH THIS CERTIFICATE RELATES TO EXIST OTHER THAN AS A BOOK ENTRY RECORD.

(g)         Book-Entry Provisions. (i) This Section 2.07(g) shall apply only to Global Notes deposited with the Common Depositary for the Clearing Systems.

(i)       Each Global Note initially shall (A) be registered in the name of a nominee of the Common Depositary for and in respect of interests held through, the Clearing Systems, (B) be delivered to the Common Depositary for the Clearing Systems and (C) bear legends as set forth in Section 2.07(f) hereof.

(ii)         Members of, or participants in, the Clearing Systems (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Clearing Systems or by the Common Depositary for the Clearing Systems or under such Global Note, and the nominee of the Common Depositary may be treated by the Issuer, the Trustee, the Registrar and any agent of the Issuer, the Trustee or the Registrar as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Clearing Systems or impair, as between the Common Depositary, the Clearing Systems and its Agent Members, the operation of customary practices of the Clearing Systems governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(iii)       In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.07(c) hereof to beneficial owners who are required to hold Definitive Notes, the Registrar and, pursuant to Section 2.05 hereof, the Paying Agent shall procure that the Clearing Systems reflect in their books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(iv)       In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.07(d) hereof, such Global Note shall be deemed to be surrendered to the Registrar for cancellation, and the Paying Agent will inform the Common Depositary and procure that the relevant amendments are made in the records of the Clearing Systems and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Clearing Systems in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(v)       The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(h)         Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depositary at the direction of the Trustee to reflect such increase.

(i)           General Provisions Relating to Transfers and Exchanges.

(i)        To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Issuer Order in accordance with Section 2.03 hereof or at the Registrar’s request.

(ii)       No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Noteholder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 2.10, 3.06, and 4.09. hereof).

(iii)        Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)       All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)         The Issuer shall not be required  to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of delivery of a notice of redemption of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of such delivery,  to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or  to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi)        Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)      Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii)    At the option of the Noteholder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the Noteholder making the exchange is entitled to in accordance with the provisions of Section 2.08 hereof.

(ix)       All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by electronic means or facsimile.

(x)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi)        Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Common Depositary.

Section 2.08.  Replacement Notes

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Issuer Order, shall authenticate a replacement Note if the Trustee’s requirements are met; provided, that in the case of any Global Notes, the Registrar shall authenticate such Global Note. An indemnity bond must be supplied by the Noteholder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09.  Outstanding Notes

The Notes outstanding at any time are all the Notes authenticated by the Trustee and, in the case of the Global Notes, all Global Notes authenticated by the Registrar, except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 8.04, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, the Parent Guarantor, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date, Change of Control Payment Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10.  Temporary Notes

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Issuer Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Noteholders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Noteholders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11.  Cancellation

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest

Any interest, including Additional Amounts, if any, on any Note which is payable but is not punctually paid or duly provided for on any interest payment date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder on the relevant Record Date by virtue of his having been such Noteholder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)         The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special Record Date for the payment of such Defaulted Interest which date shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special Record Date therefor to be delivered, to the Noteholders of such Notes at their addresses as they appear in the Security Register, not less than 10 days prior to such special Record Date. Notice of the proposed payment of such Defaulted Interest and the special Record Date therefor having been delivered as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective predecessor Notes) are registered at the close of business on such special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)         The Issuer may make payment of any Defaulted Interest on Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.13.  ISIN Numbers

The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Noteholders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

Section 2.14.  Additional Responsibilities of the Paying Agent Regarding the Global Notes.

(a)    The Paying Agent will inform the Clearing Systems (through the Common Depositary appointed by the Clearing Systems to service the Global Notes) of the initial issue outstanding amount (“IOA”) for the Notes on or prior to the applicable closing date.

(b)      If any event occurs that requires a mark-up or mark-down of the records that Euroclear or Clearstream holds for its customers to reflect such customers’ interest in any Global Note, the Paying Agent will promptly provide details of the amount of such mark-up or mark-down, together with a description of the event that requires it, to the Clearing Systems (through the Common Depositary) to ensure that the records of the Clearing Systems reflecting the IOA of the Notes remain at all times accurate.

(c)     The Paying Agent will at least once every month perform a reconciliation process with the Clearing Systems (through the Common Depositary) with respect to the IOA for the Notes and will promptly inform the Clearing Systems (through the Common Depositary) of any discrepancies.

(d)      The Paying Agent will promptly assist the Clearing Systems (through the Common Depositary) in resolving any discrepancy identified in the records reflecting the IOA of the Notes.

(e)      The Paying Agent will promptly provide to the Clearing Systems (through the Common Depositary) details of all amounts paid under the Notes.

(f)      The Paying Agent will promptly provide to the Clearing Systems (through the Common Depositary) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

(g)     The Paying Agent will promptly provide to the Clearing Systems (through the Common Depositary) copies of all notices in its possession that are given by or on behalf of the Issuer to the holders of the Notes.

(h)    The Paying Agent will promptly pass on to the Issuer all communications it receives from the Clearing Systems directly or through the Common Depositary relating to the Notes. Any such notice shall be deemed to have been conclusively given by being sent to the Issuer in accordance with the provision of Section 15.03 hereof.

(i)     The Paying Agent will promptly notify the Clearing Systems (through the Common Depositary) of any failure by the Issuer to make any payment or delivery due under the Notes when due.

Section 2.15.  Certain Matters pertaining to the Trustee.

(a)         The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, an Agent Member or any other Person with respect to (i) the accuracy of the records of the Common Depositary, the Clearing Systems or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes, (ii) the delivery to any participant, member, beneficial owner or other Person (other than the Clearing Systems) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes, or (ii) the selection of the particular Notes or portions thereof to be redeemed or refunded in the event of a partial redemption or refunding of the Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Common Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Common Depositary subject to the applicable rules and procedures of the Clearing Systems. The Trustee may rely and shall be fully protected in relying upon information furnished by the Clearing Systems with respect to its members, participants and any beneficial owners.

(b)        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Clearing Systems, their Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture with respect to transfers between Holders, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(c)         None of the Trustee, the Paying Agent or the Registrar shall have any responsibility or liability for any actions taken or not taken by the Common Depositary or the Clearing Systems, as the case may be.

Section 2.16.  Interest Rate Adjustment.

The rate of interest payable on the Notes will be 4.250% per annum (the “Initial Rate of Interest”), subject to adjustment in accordance as follows (each such adjustment, an “Interest Rate Adjustment”):

(a)           upon the occurrence of a Step Up Rating Change, the Initial Rate of Interest plus 1.250% per annum; and

(b)           upon the occurrence of a Step Down Rating Change, the Initial Rate of Interest.

Any Interest Rate Adjustment shall apply in respect of the interest period commencing on the interest payment date falling on or immediately following the date of the relevant Step Up Rating Change or Step Down Rating Change, until (i) a further Interest Rate Adjustment becomes effective or (ii) the maturity date, or the date of any earlier redemption of the Notes, as the case may be.

In the event that (1) a Step Up Rating Change and, subsequently, a Step Down Rating Change (but no further Step Up Rating Change) or (2) a Step Down Rating Change, and subsequently, a Step Up Rating Change (but no further Step Down Rating Change) occur during the same interest period, the rate of interest payable on the Notes shall neither be increased nor decreased as a result of either such event.

Notwithstanding any other provision of this Section 2.16, there shall be no Interest Rate Adjustment at any time after notice of redemption has been given by the Issuer as described under Section 3.03.   hereof. There shall be no limit on the number of times that an Interest Rate Adjustment may be made pursuant to this Section 2.16 during the term of the Notes, provided always that at no time during the term of the Notes will the rate of interest payable on the Notes be less than the Initial Rate of Interest or more than the Initial Rate of Interest plus 1.250% per annum.

If an event giving rise to an Interest Rate Adjustment pursuant to this Section 2.16 occurs, the Issuer shall promptly deliver or ensure that there is delivered to the Trustee an Officer’s Certificate confirming the same and the interest rate resulting therefrom and will give notice thereof to holders of the Notes as soon as possible after the occurrence of the relevant event but in no event later than the fifth Business Day thereafter.

ARTICLE 3
Redemption and Repurchase of Notes

Section 3.01.  Notices to Trustee

If the Issuer elects to redeem the Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 10 days (or such shorter period as shall be acceptable to the Trustee) before notice of redemption is required to be sent or caused to be sent to holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, the notice of redemption to be delivered and an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

Section 3.02.  Selection of Notes to Be Redeemed or Purchased

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased by lot, on a pro rata basis or by such other similar method in accordance with the procedures of the Common Depositary. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of €100,000 or whole multiples of €1,000 in excess thereof; no Notes of €100,000 or less can be redeemed in part, except that if all of the Notes of a holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such holder, even if not €100,000 or a multiple of €1,000 in excess thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03.  Notice of Redemption

Subject to Section 4.09 hereof, the Issuer shall send or cause to be sent notices of redemption at least 10 days but not more than 90 days before the Redemption Date to each holder of Notes to be redeemed at such holder’s registered address or otherwise in accordance with the procedures of Euroclear, Clearstream or The Depository Trust Company (“DTC”), if applicable, except that redemption notices may be sent more than 90 days prior to a Redemption Date if the notice is issued in connection with ARTICLE 12 or ARTICLE 14 hereof.

The notice shall identify the Notes (including CUSIP and/or ISIN numbers) to be redeemed and shall state:

(a)          the Redemption Date;

(b)          the redemption price;

(c)         if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the holder of the Notes upon cancellation of the original Note;

(d)          the name and address of the Paying Agent;

(e)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)          that, unless the Issuer or the Guarantors defaults in making such redemption payment, interest and Additional Amounts, if any, on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)         the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)         that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least 10 days (or such shorter period as shall be acceptable to the Trustee) before notice of redemption is required to be sent or caused to be sent to holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), the notice of redemption to be given and an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  Effect of Notice of Redemption

Once notice of redemption is sent in accordance with Section 3.03 or Section 4.09 hereof, as applicable, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the holder receives such notice. In any case, failure to give such notice or any defect in the notice to the holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Section 3.05.  Deposit of Redemption or Purchase Price

Prior to 10:00 a.m. (London time) on the Redemption Date or purchase date (including any purchase pursuant to Section 4.09), the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest and Additional Amounts, if any, and premium, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the Redemption Date or purchase date, return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest and Additional Amounts, if any, on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date or purchase date (including any purchase pursuant toSection 4.09), interest and Additional Amounts, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date.

Section 3.06.  Notes Redeemed or Purchased in Part

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of €100,000 or an integral multiple of €1,000. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Issuer Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07.  Optional Redemption

(a)          Prior to the Par Call Date, the Notes may be redeemed at any time and from time to time and at the option of the Issuer, in whole or in part, in cash, upon notice as set forth in Section 3.03. The redemption price for the Notes to be redeemed on any Redemption Date shall be equal to the greater of the following amounts, plus accrued and unpaid interest thereon to, but excluding, the date of redemption:

(i)          100% of the principal amount of such Notes to be redeemed; and

(ii)         as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (calculated as if the maturity date of the Notes is the Par Call Date), exclusive of interest accrued and unpaid as of the date of redemption, discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 30 basis points.

(b)         In addition, on or after the Par Call Date, the Notes shall be redeemable, at any time or from time to time, in whole or in part, at the Issuer’s option at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

The provisions of this Section 3.07 shall be subject to Section 4.01 hereof.

Section 3.08.  Redemption for Tax Reasons

(a)          The Issuer may redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 90 days’ notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100.00% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts) that will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, to the date fixed by the Issuer for redemption (the “Tax Redemption Date”) (subject to the right of Holders of the Notes on the relevant record date to receive interest and Additional Amounts (if any) due on a relevant interest payment date), if the Issuer determines that, as a result of:

(i)        any change in, or amendment to, the law or treaties (or any regulations, protocols or rulings promulgated thereunder) of a relevant Taxing Jurisdiction (as defined in Section 4.11); or

(ii)        any change in, or amendments to, an existing official position or the introduction of an official written position regarding the application or interpretation of such laws, treaties, regulations, protocols or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (i) and (ii), a “Change in Tax Law”), the Issuer or a Guarantor is, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts and the Issuer or a Guarantor cannot avoid any such payment obligation by taking reasonable measures available to it (including, for the avoidance of doubt, the appointment of a new paying agent) and, in the case of a Guarantor, only if the relevant payment cannot reasonably be made by the Issuer without the obligation to pay an Additional Amount. The Change in Tax Law must be publicly announced and become effective on or after the date of the Offering Memorandum (or, if such jurisdiction first becomes a relevant Taxing Jurisdiction on a date after the date of the Offering Memorandum, such later date). Notice of redemption for tax reasons will be published in accordance with the procedures described in this Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Issuer or a Guarantor would be obliged to make such payment of Additional Amounts were a payment due.

(b)          In connection with the delivery of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied. The Trustee will be entitled to conclusively rely upon such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent as described above, in which event they will be conclusive and binding on the Holders of the Notes.

(c)        The foregoing provisions will apply mutatis mutandis to any successor to the Issuer after such successor person becomes a party to this Indenture.

ARTICLE 4
Particular Covenants of the Issuer and the Guarantors

Section 4.01.  Payment of Principal, Premium and Interest

The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

The Issuer will be responsible for making calculations called for under the Notes, including, but not limited to, determination of redemption price, premium, if any, and other amounts payable on the Notes, if any. The Issuer will make the calculations in good faith and, absent manifest error, their calculations will be final and binding on the holders. The Issuer will provide a schedule of their calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification.

Section 4.02.  Maintenance of Office or Agency

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange and an office or agency where Notes may be presented for payment (the “Place of Payment”). The Issuer shall cause the Paying Agent and the Registrar to maintain an office or agency in Dublin, Ireland or the City of London, United Kingdom. The Place of Payment will initially be the office of the Paying Agent in Dublin, Ireland (or such other office of the Paying Agent in Dublin, Ireland or the City of London, United Kingdom as agreed to by the Issuer and the Paying Agent). The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee or at the address of the Trustee’s designee, in either case, as agent of the Issuer.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

So long as the Trustee is the Registrar, the Trustee agrees to send, or cause to be sent, the notices set forth in Section 7.09 (b) and the third paragraph of Section 7.10. If co-registrars have been appointed in accordance with this Section 4.02, the Trustee shall send such notices only to the Issuer and the holders of Notes it can identify from its records.

Section 4.03.  Appointments to Fill Vacancies in Trustee’s Office

The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04.  Provisions as to Paying Agent

(a)         If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(1)         that it will hold all sums held by it as such agent for the payment of the principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

(2)         that it will give the Trustee written notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of, or premium, if any, or interest on, the Notes when the same shall be due and payable; and

(3)         that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal of, or premium if any, or interest on, the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, interest or Additional Amounts, if any, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m. London time, on such date.

(b)          If the Issuer shall act as the Paying Agent, it will, on or before each due date of the principal of, or premium, if any, or interest on, the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, interest or Additional Amounts, if any, so becoming due, will account for any funds disbursed by it and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes) to make any payment of the principal of, or premium, if any, or interest on, the Notes when the same shall become due and payable.

(c)          Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d)         Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Sections 12.03 and 12.04.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer if acting as the Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05.  Existence

Subject to ARTICLE 11, the Issuer and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. This Section 4.05 shall not prohibit or restrict the Issuer from converting into a different form of legal entity.

Section 4.06.  Limitation on Liens.

Other than as provided in Section 4.08 below, neither the Parent Guarantor nor any of its Restricted Subsidiaries will create, incur, assume or suffer to exist any Lien upon any of the Parent Guarantor’s property, to secure any Indebtedness of the Parent Guarantor or a Restricted Subsidiary without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(i) Liens existing as of the Issue Date and any extension, renewal or replacement (or successive extensions, renewals or replacements) of any such Lien; provided that no such extension, renewal or replacement will extend to or cover any property other than the property covered by such existing Lien;

(ii) Liens on property existing at the time the Parent Guarantor or any of its Restricted Subsidiaries acquires such property, provided that such Liens:

(A) are not incurred in connection with, or in contemplation of the acquisition of the property acquired; and

(B) do not extend to or cover any of the Parent Guarantor’s property or any of its Restricted Subsidiaries’ property other than the property so acquired;

(iii) Liens on any property of a corporation or other entity existing at the time such corporation or entity becomes a Restricted Subsidiary of the Parent Guarantor or is merged into or consolidated with the Parent Guarantor or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of such corporation or entity as an entirety or substantially as an entirety to the Parent Guarantor or a Restricted Subsidiary; provided that such Liens:

(A) are not incurred in connection with or in contemplation of such corporation or entity becoming a Restricted Subsidiary or merging or consolidating with the Parent Guarantor or a Restricted Subsidiary or are not incurred in connection with or in contemplation of the sale, lease or other disposition of the properties of such corporation or other entity; and

(B) do not extend to or cover any of the Parent Guarantor’s property or any of its Restricted Subsidiaries’ property other than the property of such corporation or other entity;

(iv) purchase money Liens upon or in any real or personal property (including fixtures and other equipment) that the Parent Guarantor or any of its Restricted Subsidiaries hold or have acquired to secure the purchase price of such property or to secure Indebtedness incurred solely to finance or refinance the acquisition or improvement of such property and incurred within 270 days after completion of such acquisition or improvement;

(v) Liens to secure Indebtedness owing to the Parent Guarantor or a Restricted Subsidiary;

(vi) Liens for taxes, assessments or other governmental charges not yet due or payable or not overdue for a period of more than 60 days or that are being contested by the Parent Guarantor or a Restricted Subsidiary, and for which the Parent Guarantor maintains adequate reserves in accordance with GAAP, and attachment, judgment and other similar Liens arising in connection with legal proceedings; provided that any such judgment does not constitute an Event of Default;

(vii) Liens in favor of the United States to secure amounts paid to the Parent Guarantor or any Restricted Subsidiary as advance or progress payments under government contracts entered into by it so long as such Liens cover only (x) special bank accounts into which only such advance or progress payments are deposited and (y) supplies covered by such government contracts and material and other property acquired for or allocated to the performance of such government contracts;

(viii) Liens incurred in connection with an asset acquisition or a project financed with a non-recourse obligation;

(ix) Liens in favor of suppliers, producers, operators, workmen, materialmen, mechanics, workmen or repairmen, landlord’s Liens for rent or other similar Liens arising, in each case, in the ordinary course of business in respect of obligations which are not overdue or which are being contested by the Parent Guarantor or any Restricted Subsidiary in good faith and by appropriate proceedings;

(x) Liens consisting of zoning restrictions, licenses, easements, covenants, rights-of-way, utility easements, building restrictions and similar encumbrances and restrictions on the use of real property and minor irregularities that do not materially impair the use of the real property;

(xi) Liens arising under leases or subleases of real or personal property that do not, individually or in the aggregate, materially detract from the value of such real or personal property or materially interfere with the ordinary conduct of the business conducted at such real property or with respect to such personal property;

(xii) Liens arising under licenses or sublicenses of intellectual property granted in the ordinary course of business;

(xiii) Liens arising by reason of deposits with, or giving any form of security to, any governmental agency or any body created or approved by law or government regulation;

(xiv) Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Parent Guarantor or any Restricted Subsidiary with respect to which the Parent Guarantor or any Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review for which the time to make an appeal has not yet expired, and Liens relating to final unappealable judgments that are satisfied within 60 days of the date of judgment or Liens incurred by the Parent Guarantor or any Restricted Subsidiary for the purposes of obtaining a stay or discharge in the course of any litigation proceeding to which the Parent Guarantor or any Restricted Subsidiary is a party;

(xv) Liens on deposits securing obligations under cash pooling and multi- currency notional pooling programs;

(xvi) Liens relating to hedging and similar arrangements entered into in the ordinary course of business, including without limitation interest rate or foreign currency hedging arrangements;

(xvii) Liens incurred or deposits made by the Parent Guarantor or any Restricted Subsidiary in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits, taxes, assessments, statutory obligations or other similar charges, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds or other similar obligations (exclusive of obligations for the payment of borrowed money);

(xviii) Liens on account receivables or related assets resulting from the sale of such account receivables or such related assets, or Liens arising in connection with or related to any securitization financings, factoring arrangements or assignments thereof that may be entered into by the Parent Guarantor or any Restricted Subsidiary;

(xix) Liens, pledges or deposits made in the ordinary course of banking arrangements in connection with any netting or set-off arrangements for the purpose of netting debit and credit balances;

(xx) Liens on property incurred in sale and lease-back transactions permitted under Section 4.07; and

(xxi) Liens constituting any extension, renewal or replacement of any Liens in clauses (i) to (xx) above to the extent the principal amount of the Indebtedness secured by such Lien is not increased (except to the extent of any premiums, fees or other costs associated with any such extension, renewal or replacement) and the property encumbered by any such Lien is the same as or substantially similar in nature to the property encumbered by the Lien being extended, renewed or replaced.

Section 4.07.  Limitation on Sale and Lease-back Transactions.

Other than as provided in Section 4.08 below, neither the Parent Guarantor nor any of its Restricted Subsidiaries will enter into any sale and lease-back transaction with a term longer than three years, unless:

(i) such transaction was entered into prior to the Issue Date;

(ii) such transaction was for the sale and leasing back to the Parent Guarantor of any property by a Restricted Subsidiary;

(iii) the Parent Guarantor would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such sale and lease-back transaction without equally and ratably securing the Notes pursuant to Section 4.06 above; or

(iv) the Parent Guarantor applies an amount equal to the fair value of the property sold to the purchase of property or to the retirement of its long-term Indebtedness (including the Notes) within 365 days of the effective date of any such sale and lease-back transaction.

Section 4.08.  Permitted Liens and Permitted Sale and Lease-back Transactions.

Notwithstanding the restrictions set forth under Section 4.06 and Section 4.07, the Parent Guarantor or any Restricted Subsidiary may create, incur, assume or suffer to exist any Lien or enter into any sale and lease-back transaction not otherwise permitted pursuant to Section 4.06 or Section 4.07; provided that, at the time of such event, and after giving effect to that event, the aggregate amount of all Indebtedness secured by Liens permitted by this Section 4.08 (excluding the Liens permitted pursuant to Section 4.06) and the aggregate amount of all Attributable Debt in respect of sale and lease-back transactions permitted by this Section 4.08 (excluding sale and lease-back transactions permitted under Section 4.07) measured, in each case, at the time any such Lien is incurred or any such sale and lease-back transaction is entered into, by the Parent Guarantor or any such Restricted Subsidiary does not exceed 20.0% of the Parent Guarantor’s Consolidated Net Tangible Assets.

Section 4.09.  Purchase of Notes upon a Change of Control Triggering Event.

(i) If a Change of Control Triggering Event occurs with respect to the Notes, unless the Issuer has exercised its option to redeem such Notes as described in Section 3.07 or Section 3.08 hereof, the Issuer will make an offer (a “Change of Control Offer”) to each Holder of such Notes to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of that Holder’s Notes at a repurchase price, payable in cash, equal to 101.0% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, on the Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be sent to Holders of the Notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 90 days from the date such notice is delivered (the “Change of Control Payment Date”). The notice will, if delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date and shall state the following:

(A) that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered will be accepted for payment;

(B) the purchase price and the purchase date, which shall be no earlier than 10 days and no later than 90 days from the date such notice is sent;

(C) that any Note not tendered will continue to accrue interest;

(D) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(E) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(F) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, email or facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(G) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to €100,000 in principal amount or an integral multiple of €1,000 in excess thereof.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue of such compliance.

(ii) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(A) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(B) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(C) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The paying agent will promptly deliver (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(iii) Notwithstanding anything to the contrary in this Section 4.09, the Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if (a) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 and the third party repurchases all Notes properly tendered and not withdrawn under its offer, or (b) notice of redemption has been given pursuant to ARTICLE 3 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.10.  Compliance Certificate; Notice of Default

The Issuer shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Issuer, an Officer’s Certificate stating whether or not to the best knowledge of the signers thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Issuer will deliver to the Trustee, as soon as possible after the Issuer becomes aware of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such default or Event of Default and the action that the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 4.10 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 4.11.  Additional Amounts.

All payments made by or on behalf of the Issuer, any Guarantor or any successors thereto (a “Payor”) on the Notes (including any Guarantee for the purposes of this covenant) will be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Tax”) imposed or levied by or on behalf of any jurisdiction in which a Payor is organized, engaged in business for tax purposes or resident for tax purposes, or any political subdivision or governmental authority thereof or therein having power to tax any jurisdiction from or through which payment is made by or on behalf of the Issuer or the Guarantors (each, a “Taxing Jurisdiction”) unless such withholding or deduction is then required by law or by the official interpretation or administration of law.

In the event any withholding or deduction is required from payments made by or on behalf of a Payor with respect to the Notes or any Guarantee, including payments of principal, redemption price, interest or premium, the Payor will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder of the Notes after such withholding or deduction (including any such deduction or withholding from such Additional Amounts) equal the amounts which would have been received by it in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall apply:

(a)          to any Tax that would not have been imposed but for the Holder or beneficial owner of the Notes being a citizen, resident or national of, incorporated in or carrying on a business in the relevant Taxing Jurisdiction in which such Taxes are imposed, or having any other present or former connection with the relevant Taxing Jurisdiction in which such Taxes are imposed other than by the mere acquisition or holding of any Note or the enforcement or receipt of payment under or in respect of any Note or the Guarantee or being considered as:

(i)        being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(ii)        being or having been a “10-percent shareholder” of us as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”);

(iii)        being a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code; or

(iv)       being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(b)        to any Taxes that are imposed with respect to any Holder that is not the sole beneficial owner who is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder would not have been entitled to the payment of an Additional Amount had the beneficial owner been the Holder of the Note;

(c)          to any Tax that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence or identity of such holder or beneficial owner of the Notes, or to make any valid or timely declaration or similar claim or satisfy any certification information or other reporting requirements, which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction and withholding of, such Taxes;

(d)         to any Tax that is imposed otherwise than by deduction or withholding from payments made under or with respect to the Notes or the Guarantee;

(e)         to any Tax that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(f)          to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property or similar Tax;

(g)          to any Taxes required to be withheld by any paying agent from any payment of principal of or interest on any Note or the Guarantee, if such payment can be made without such withholding by at least one other paying agent;

(h)         to any Tax that would not have been imposed but for the presentation by or on behalf of the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(i)        to any Taxes imposed or withheld under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code;

(j)          to any Taxes that are imposed or withheld as a result of the presentation of any Note for payment by or on behalf of a holder of Notes who would have been able to avoid such withholding or deduction by presenting the relevant note to another paying agent; or

(k)          in the case of any combination of items (a) through (j) above.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuer will, upon request, make available to the Holders, within 30 days after the date on which the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Payor or if, notwithstanding the Payor’s reasonable efforts to obtain such receipts, the same are not obtainable, other evidence of such payment by the Payor.

At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable. The Trustee shall be entitled to rely solely on each such Officer’s Certificate as conclusive proof that such payments are necessary.

Wherever mentioned in this Indenture or the Notes, in any context: (1) the payment of principal, (2) interest, or (3) any other amount payable on or with respect to the Notes, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay and indemnify the Holder for any present or future stamp, issue, transfer, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any Notes or any other document or instrument referred to therein (other than on a transfer of the Notes except for the initial sale by each initial purchaser of the Notes), or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction except for those taxes, charges or similar levies resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes. Except as specifically provided in this Section 4.11, the Issuer and the Guarantors will not be required to make any payment for any Tax imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

ARTICLE 5
Noteholders’ Lists and Reports by the Issuer and the Trustee

Section 5.01.  Issuer to Furnish Trustee Names and Addresses of Noteholders

The Registrar shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders of Notes. If the Trustee or the Paying Agent is not the Registrar, the Issuer shall furnish to the Trustee and the Paying Agent at least ten days before each Interest Payment Date and at such other times as the Trustee or the Paying Agent may reasonably request in writing a list, in such form and as of such date as the Trustee or the Paying Agent may reasonably require, of the names and addresses of Holders; provided that, as long as the Trustee is the Registrar, no such list need be furnished.

Section 5.02.  Listing and Delisting of Notes

(a)         The Issuer will promptly notify the Trustee and the Representative in writing (electronic means accepted) when the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.

Section 5.03.  Reports by the Parent Guarantor

So long as the Notes are outstanding, the Parent Guarantor shall furnish to the Trustee, within 15 days after the filing of the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Parent Guarantor (or, should the Parent Guarantor at such time be a wholly-owned subsidiary of another person and not making separate filings with Commission, such person) files with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

The Parent Guarantor will be deemed to have furnished such reports referred to in this Section 5.03 to the Trustee and the holders of the Notes if the Parent Guarantor has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available.

In the event that any direct or indirect parent company of the Parent Guarantor becomes a guarantor or co-issuer of the debt securities, it may satisfy its obligations pursuant to this Section 5.03 by furnishing information relating to such parent in the manner prescribed in the first and second paragraphs of this Section 5.03.

Notwithstanding anything herein to the contrary, the Parent Guarantor will not be deemed to have failed to comply with its obligations under this covenant until 120 days after the date any report or other information is due hereunder.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Parent Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed in writing otherwise. The Trustee shall have no responsibility for the filing, timeliness or content of any reports, information or documents. The Trustee shall have no obligation to determine whether or not such reports, information or documents have been filed pursuant to the Commission’s EDGAR filing system (or its successor) or postings to any website have occurred, and the Trustee shall have no duty to participate in or monitor any conference calls.

ARTICLE 6
Remedies of the Trustee and Noteholders on an Event of Default

Section 6.01.  Events of Default; Acceleration

In case one or more of the following “Events of Default” (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred with respect to the Notes and be continuing:

(a)          default in paying interest on the Notes when due and the default continues for a period of 90 days or more and the time for payment has not been extended or deferred; or

(b)          default in paying (at maturity, upon redemption or otherwise) of the principal of the Notes when due; or

(c)         failure by the Issuer or a Guarantor for 90 days after notice to the Issuer by the Trustee or the holders of at least 25.0% in aggregate principal amount of such Notes then outstanding to perform or observe any of the other covenants or agreements in this Indenture applicable to the Notes (other than defaults specified in Section 6.01 (a) or Section 6.01 (b)); or

(d)         any of the Issuer’s or a Guarantor’s Indebtedness in the aggregate outstanding principal amount of $250.0 million or more either (i) becomes due and payable prior to the due date for payment of such Indebtedness by reason of acceleration of such Indebtedness following a default by the Issuer or a Guarantor, as applicable, or (ii) is not repaid at, and remains unpaid after, maturity as extended by any applicable period of grace or any guarantee given by the Issuer or a Guarantor, as applicable, in respect of Indebtedness of any other person in the aggregate outstanding principal amount of $250.0 million or more is not honored when, and remains dishonored after, becoming due; or

(e)         the entry by a court having jurisdiction in the premises of  a decree or order for relief in respect of the Issuer any Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or a decree or order adjudging the Issuer or any Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Guarantor under any applicable Federal or State law, or appointing a custodian, receiver, examiner, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Guarantor or of any substantial part of the property of the Issuer or any Guarantor, or ordering the winding up or liquidation of the affairs of the Issuer or any Guarantor, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days; or

(f)         the commencement by the Issuer or any Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer or any Guarantor to the entry of a decree or order for relief in respect of the Issuer or any Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or any Guarantor or the filing by the Issuer or any Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Issuer or any Guarantor to the filing of such a petition or to the appointment of or taking possession by a custodian, receiver, examiner, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or any Guarantor or of any substantial part of the property of the Issuer or any Guarantor, or the making by the Issuer or any Guarantor of an assignment for the benefit of creditors, or the admission by the Issuer or any Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or any Guarantor in furtherance of any such action; then, and in each and every such case (other than an Event of Default specified in Section 6.01 (e) or Section 6.01(f)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 8.04, by notice in writing to the Issuer and the Guarantors (and to the Trustee if given by Noteholders) specifying the respective Event of Default and stating that it is a “notice of acceleration”, may declare the principal of and premium, if any, on the outstanding Notes and the interest accrued and Additional Amounts, if any, thereon to be due and payable immediately, and upon receipt of such notice the same shall become and shall be immediately due and payable. If an Event of Default specified in Section 6.01 (e) or Section 6.01 (f) occurs, the principal of all the Notes and the interest accrued and Additional Amounts, if any, thereon shall be immediately and automatically due and payable without necessity of further action. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences with respect to such Notes, if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such Notes (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. The holders of a majority in aggregate principal amount of the Notes then outstanding also have the right to waive past defaults, except a default in paying principal or interest on any outstanding Notes, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the Notes.

During the existence of an Event of Default of which a responsible officer of the Trustee has actual knowledge or has received written notice from the Parent Guarantor or the Issuer or any holder of the Notes, the Trustee is required to exercise the rights and powers vested in it under this Indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the Trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the Trustee security or indemnity as the Trustee may reasonably require. Subject to certain provisions, the holders of a majority in aggregate principal amount of then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust, or power conferred on the Trustee.

Section 6.02.  Payments of Notes on Default; Suit Therefor

The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest or Additional Amounts upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption or repurchase, by or under this Indenture or otherwise, then, upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal, premium, if any, interest or Additional Amounts, if any, as the case may be, with interest upon the overdue principal and premium, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 7.07. Until such demand by the Trustee, the Issuer may pay the principal of, and premium, if any, and interest (including Additional Amounts) on, the Notes to the registered holders, whether or not the Notes are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, examiner, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the case of any other judicial proceedings relative to the Issuer or such other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, interest and Additional Amounts, if any, owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, its agents and its counsel and of the Noteholders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.07, and any receiver, examiner, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

Section 6.03.  Application of Monies Collected by Trustee

Any monies or other compensation collected by the Trustee pursuant to this ARTICLE 6 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies or other compensation, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee and Paying Agent under Section 7.07;

SECOND: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest (including Additional Amounts, if any) on the Notes in default in the order of the maturity of the installments of such interest, such payments to be made ratably to the Persons entitled thereto;

THIRD: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest (including Additional Amounts, if any), and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal, premium, if any, interest and Additional Amounts, if any, without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 6.04.  Proceedings by Noteholder

No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, examiner, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of, and premium, if any (including the redemption or repurchase price upon redemption or repurchase pursuant to ARTICLE 3), and accrued interest on, such Note, on or after the respective due dates expressed in such Note or in the case of a redemption or repurchase, on the Redemption Date, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such holder.

Section 6.05.  Proceedings by Trustee

In case of an Event of Default, the Trustee may, in its discretion, but shall not be required to, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06.  Remedies Cumulative and Continuing

All powers and remedies given by this ARTICLE 6 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this ARTICLE 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 6.07.  Direction of Proceedings and Waiver of Defaults by Majority of Noteholders

The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04  shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction and (c) the Trustee may decline to take any action that the Trustee determines in its reasonable discretion would benefit some Noteholder to the detriment of other Noteholders or of the Trustee. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04  may, on behalf of the holders of all of the Notes, waive any past or existing default or Event of Default hereunder and its consequences except (i) a past or existing default in the payment of interest (including Additional Amounts, if any) or premium, if any, on, or the principal of, the Notes (including in connection with an offer to purchase); provided however that holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 6.01, (ii) a default in the payment of the redemption price pursuant to ARTICLE 3, (iii) a default in the payment of the purchase price pursuant to Section 4.09 or (iv) a default in respect of a covenant or provisions hereof which under ARTICLE 10 cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Upon any such waiver, the Issuer, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been cured or waived as permitted by this Section 6.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 6.08.  Undertaking to Pay Costs

All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.08 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, or premium, if any, or interest or Additional Amounts, if any, on, any Note on or after the due date expressed in such Note.

Section 6.09.  Waiver of Stay or Extension Laws

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
The Trustee

Section 7.01.  Certain Duties and Responsibilities

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02.  Notice of Defaults

Subject to the provisions of Section 7.03 (i), the Trustee shall give the Noteholders notice of any default hereunder known to the Trustee; provided, however, that except in the case of default in the payment of the principal of, or premium, if any, or interest or Additional Amounts on, any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

Section 7.03.  Certain Rights of the Trustee

Subject to the provisions of Section 7.01:

(a)         the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)         any request or direction of the Issuer or the Guarantors mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by, in the case of the Issuer, by an Officer, and, in the case of a Guarantor, the Secretary or an Assistant Secretary of the relevant Guarantor;

(c)         whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may rely conclusively upon an Officer’s Certificate as to such matter that is reasonably satisfactory to the Trustee;

(d)         the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)         the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorney’s fees and expenses) and liabilities which might be incurred by it in compliance with such request or direction; any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation;

(f)         the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may, but shall not be required to, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(g)         the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(h)        the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, in reliance on an Officer’s Certificate or otherwise, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or for any action it takes or omits to take in accordance with the direction of the holders of a majority in principal amount of the outstanding Notes; in no event shall the Trustee be liable to any person for special, indirect, consequential or punitive damages or any damages for lost profits;

(i)          the Trustee shall not be deemed to have knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(j)          the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to the Paying Agent and each other agent, custodian and other Person employed to act hereunder;

(k)         the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(l)          the Trustee may request that the Issuer and the Guarantors to each deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.04.  Trustee’s Disclaimer

The statements contained herein and in the Notes, except in the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture and, the Notes or the Guarantees or any offering or registration documents related thereto. The Trustee shall not be accountable for the use or application by the Issuer of any Notes or the proceeds thereof.

Section 7.05.  May Hold Notes

The Trustee, any authentication agent, any Paying Agent, any Registrar or any other agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes, and may otherwise deal with the Issuer and any other obligor upon the Notes with the same rights it would have if it were not Trustee, authentication agent, Paying Agent or Registrar.

Section 7.06.  Monies to be Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

Section 7.07.  Compensation and Reimbursement

The Issuer and the Guarantors, jointly and severally, agree (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing among the Issuer, the Guarantors and the Trustee, including the compensation described herein, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses, including reasonable attorney’s fees and expenses, of defending itself against any claim (whether asserted by the Issuer, a Guarantor or a Noteholder or any other Person) or liability, or of complying with any process served upon it or any of its officers, in connection with the exercise or performance of any of its powers or duties hereunder. The Issuer and a Guarantor, as applicable, shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer and the Guarantors shall pay the reasonable fees and expenses of such counsel.

The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.07, except with respect to funds held in trust for the benefit of the holders of particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01 (e) or 6.01 (f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

The provisions of this Section 7.07 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.08.  Corporate Trustee Required; Eligibility

There shall at all times be a Trustee hereunder which shall be a Person that is eligible to act as such and has its Corporate Trust Office located in the United States. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this ARTICLE 7.

Section 7.09.  Resignation and Removal of Trustee; Appointment of Successor

(a)        No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this ARTICLE 7 shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.

(b)       The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)         The Trustee may be removed at any time by act of the holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor.

(d)         If at any time:

(i)           the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Issuer or by any such Noteholder, or

(ii)        the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

(e)          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a resolution of the Board of Directors, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the holders of a majority in principal amount of the outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the holders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)         The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all holders in the manner provided in Section 15.03. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g)         Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Issuer’s and the Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.10.  Acceptance of Appointment of Successor

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on written request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this ARTICLE 7.

Upon acceptance of appointment by a successor Trustee as provided in this Section 7.10, the Issuer (or the former Trustee, at the written direction and expense of the Issuer) shall send or cause to be sent notice of the succession of such Trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note Register, which notice shall include the address of the Corporate Trust Office of such successor Trustee. If the Issuer fails to send such notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be sent at the expense of the Issuer.

Section 7.11.  Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this ARTICLE 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

ARTICLE 8
The Noteholders

Section 8.01.  Action by Noteholders

Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of ARTICLE 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Issuer or the Trustee solicits the taking of any action by the holders of the Notes, the Issuer or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of initial solicitation of such action without giving effect to any extension or amendment of such action or solicitation.

Section 8.02.  Proof of Execution by Noteholders

Subject to the provisions of Sections 7.03 and 9.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Registrar.

The record of any Noteholders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03.  Who Are Deemed Absolute Owners

The Issuer, the Trustee, any authenticating agent, any Paying Agent and any Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Registrar) for the purpose of receiving payment of or on account of the principal of, and premium, if any, and interest on, such Note and for all other purposes; and neither the Issuer nor the Trustee nor any authenticating agent, any Paying Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 8.04.  Issuer-Owned Notes Disregarded

In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Issuer, the Guarantors or any other obligor on the Notes or any Affiliate of the Issuer or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Issuer, any other obligor on the Notes or any Affiliate of the Issuer or any such other obligor. In the case of a dispute as to such right, any good faith decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.03, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05.  Revocation of Consents, Future Noteholders Bound

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be a continuing action and conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every holder.

ARTICLE 9
Meetings of Noteholders

Section 9.01.  Purpose of Meetings

A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this ARTICLE 9 for any of the following purposes:

(1)         to give any notice to the Issuer or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of ARTICLE 6;

(2)          to remove the Trustee and nominate a successor Trustee pursuant to the provisions of ARTICLE 7;

(3)      to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(4)       to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02.  Call of Meetings by Trustee

At the Issuer’s expense, the Trustee may at any time call a meeting of Noteholders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be sent to holders of Notes at their addresses as they shall appear on the Note Register. Such notice shall also be sent to the Issuer. Such notices shall be sent not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Issuer and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03.  Call of Meetings by Issuer or Noteholders

In case at any time the Issuer, pursuant to a resolution of its Board of Directors, or the holders of at least twenty-five (25%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within twenty (20) days after receipt of such request, then the Issuer or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by sending notice thereof as provided in Section 9.02.

Section 9.04.  Qualifications for Voting

To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

Section 9.05.  Regulations

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Noteholders as provided in Section 9.03, in which case the Issuer or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting except that any meeting called by the Issuer shall be chaired by a representative of the Issuer and any meeting called by the Trustee may, at the Trustee’s election, be chaired by the Trustee.

Subject to the provisions of Section 8.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each €1,000 principal amount of Notes held or represented by him. If any vote cast or counted or proposed to be cast or counted is challenged on the ground that such Note is not outstanding, or does not comply with the provisions of Section 9.04, the chairman of the meeting shall determine whether the holder of such Note is authorized to act. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 9.02  or 10.02 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06.  Voting

The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall be representatives of the Trustee, and who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 9.02. . The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated, absent manifest error.

Section 9.07.  No Delay of Rights by Meeting

Nothing contained in this ARTICLE 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10
Supplemental Indentures

Section 10.01.  Supplemental Indentures Without Consent of Noteholders

The Issuer, the Guarantors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto without the consent of any holder of Notes for one or more of the following purposes, to:

(a)          cure ambiguities, defects or inconsistencies;

(b)         provide for the assumption of the Issuer’s or Guarantor’s obligations under ARTICLE 11 in the case of a merger or consolidation and the Issuer’s or Guarantor’s discharge upon such assumption;

(c)         make any change that would provide any additional rights or benefits (including, without limitation covenants and Events of Default) to the Holders of the Notes or to surrender any right or power herein conferred upon the Issuer or the Guarantors;

(d)          provide for or add guarantors with respect to the Notes and provide the terms of such guarantees;

(e)          secure the Notes;

(f)          establish the form or forms of Notes;

(g)         qualify the Indenture under the Trust Indenture Act;

(h)         supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to ARTICLE 12; provided, however, that any such action shall not adversely affect the interest of the Holders of Notes in any material respect;

(i)          evidence and provide for the acceptance under this Indenture of a successor Trustee;

(j)          provide for uncertificated Notes in addition to or in place of certificated Notes;

(k)         conform any provision in the Indenture or any Notes to the prospectus, offering memorandum, offering circular or any other document pursuant to which any such Notes were offered, to the extent that such provision was intended to be a verbatim recitation of a provision contained in such document;

(l)          comply with the rules of any applicable securities depositary or a Common Depositary; or

(m)        make any change that does not adversely affect the rights of any Holder in any material respect.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by an Officer authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Issuer and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02.  Supplemental Indenture with Consent of Noteholders

With the consent (evidenced as provided in ARTICLE 8) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding affected by such amendment or modification of the Indenture or the Notes (voting as one class), the Issuer, the Guarantors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall, without the consent of the holder of each Note affected:

(a)          reduce the principal amount or , or extend the fixed maturity, of the Notes or, alter or waive the redemption provisions of the Notes;

(b)         change the currency in which principal, or any premium or interest, is paid;

(c)          reduce the percentage in principal amount Outstanding of Notes which must consent to an amendment, supplement or waiver or consent to take any action;

(d)          impair the right to institute suit for the enforcement of any payment on the Notes;

(e)          waive a payment default with respect to the Notes;

(f)          reduce the interest rate or extend the time for payment of interest on the Notes;

(g)         release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(h)          adversely affect the ranking of the Notes.

Subject to Section 10.05. , upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by an Officer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 10.02  to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

For so long as the Notes are listed on the LuxSE and the rules of the LuxSE so require, the Issuer will notify the LuxSE of any such amendment, supplement and waiver.

Section 10.03.  Effect of Supplemental Indenture

Upon the execution of any supplemental indenture pursuant to the provisions of this ARTICLE 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04.  Notation on Notes

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this ARTICLE 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 10.05.  Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee

Prior to entering into any supplemental indenture, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this ARTICLE 10.

ARTICLE 11
Merger, Consolidation, Etc.

Section 11.01.  Consolidation, Merger or Sale of Assets

Neither the Issuer nor any Guarantor shall consolidate with or merge with or into or, in the case of the Parent Guarantor, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person or Persons in a single transaction or through a series of transactions, unless:

(a)         the Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases, the Parent Guarantor’s assets, if in each case other than the Issuer or a Guarantor (the “Surviving Entity”), is (i) in the case of the Parent Guarantor, a company organized and existing under the laws of the United States, any state or territory thereof or the District of Columbia, (ii) in the case of the Luxembourg Guarantor, a company organized and existing under the laws of Luxembourg or any member state of the European Union, and (iii) in the case of the Issuer, a corporation, limited liability company or partnership organized under the laws of Ireland or any member state of the European Union, and, in each case, shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest, including Additional Amounts, if any, on, all the Notes and the performance or observance of every covenant and obligation of this Indenture and the Notes on the part of the Issuer or such Guarantor, as the case may be to be performed or observed;

(b)          immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Event of Default shall have occurred and be continuing; and

(c)         the Parent Guarantor, the Luxembourg Guarantor or the Issuer, as the case may be, or the Surviving Entity shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that the transaction or series of transactions and such supplemental indenture, if any, comply with this Article 11 and that all conditions precedent herein provided for relating to such transaction have been complied with.

The restrictions in clauses (b) and (c) of the preceding paragraph shall not be applicable to:

(a)         the merger or consolidation of the Issuer or a Guarantor with an Affiliate of the Parent Guarantor if the Issuer’s or such Guarantor’s, as applicable, Board of Directors determines in good faith that the purpose of such transaction is principally to change its jurisdiction of incorporation or convert its form of organization to another form; or

(b)          the merger of the Issuer or the Luxembourg Guarantor with or into a single direct or indirect wholly owned subsidiary of the Parent Guarantor.

Section 11.02.  Reincorporation.

Notwithstanding the foregoing, the Issuer or any Guarantor may consolidate or combine with or merge with or into another corporation, solely for the purpose of reincorporating the Issuer in the United States of America, any state or territory thereof, the District of Columbia or any member state of the European Union.

Section 11.03.   Successor to Be Substituted

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Parent Guarantor’s assets occurs in accordance with the terms of this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of the Parent Guarantor under the Indenture with the same effect as if such Surviving Entity had been named as the Parent Guarantor, and thereafter the Parent Guarantor shall be discharged from all obligations and covenants under this Indenture and the Notes issued hereunder.

ARTICLE 12
Satisfaction and Discharge of Indenture

Section 12.01.  Discharge of Indenture

When:

(a)          either:

(i)        the Issuer shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or

(ii)         all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuer shall deposit with the Trustee, in trust, funds in cash, Government Obligations or a combination thereof sufficient to pay at maturity or upon redemption or repurchase of all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal, premium, if any, and interest and Additional Amounts, if any, if any, due or to become due to such date of maturity or Redemption Date, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified public accountant or other financial professional satisfactory to the Trustee, and

(b)         the Issuer shall pay or cause to be paid all other sums payable hereunder by the Issuer, as the case may be,

(c)         no default or Event of Default has occurred and is continuing on the date of such deposit with the Trustee or will occur as a result of such deposit (other than as a result of the borrowing of the funds to be used to make the deposit); and

(d)        the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, then this Indenture shall cease to be of further effect with respect to the Notes (except that in the case of clause (a)(i) above, Articles 2, 3 and 12 and Sections 4.01, 4.02, 7.01 and 7.03 through 7.11 shall survive until no Note remains outstanding). The rights, obligations and immunities of the Trustee hereunder shall survive any discharge pursuant to this Section 12.01, and Section 7.07 shall survive the termination of this Indenture. The Trustee, on written demand of the Issuer accompanied by the aforementioned Officer’s Certificate and an Opinion of Counsel shall, at the cost and expense of the Issuer, execute proper instruments acknowledging the satisfaction and discharge of this Indenture; the Issuer, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee (including the reasonable fees and expenses of its counsel) and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

Section 12.02.  Deposited Monies to Be Held in Trust by Trustee

Subject to Section 12.04. , all monies deposited with the Trustee pursuant to Section 12.01, shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Issuer if acting as the Paying Agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest and Additional Amounts, if any.

Section 12.03.  Paying Agent to Repay Monies Held

Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Issuer, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 12.04.  Return of Unclaimed Monies

Subject to the requirements of applicable law and this Indenture, any monies deposited with or paid to the Trustee for payment of the principal of, or premium, if any, or interest on or Additional Amounts with respect to, Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, or premium, if any, or interest on, such Notes, as the case may be, shall have become due and payable, shall be repaid to the Issuer by the Trustee on written demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Issuer for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 12.05.  Reinstatement

If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 12.02; provided that if the Issuer makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 13
Immunity of Incorporators, Stockholders, Officers and Directors

Section 13.01.  Indenture and Notes Solely Corporate Obligations

No recourse for the payment of the principal of, or premium, if any, or interest on, any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer and the Guarantors or the Trustee, respectively, in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Issuer or the Trustee, respectively, or of any respective successor corporation, either directly or through the Issuer and the Guarantors or the Trustee, respectively, or any respective successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Section 13.02.  Non-Petition

No party to this Agreement (nor any other person acting on behalf of any of them) shall be entitled at any time to institute against the Issuer, or join in any institution against the Issuer of any bankruptcy, administration, moratorium, reorganization, controlled management, arrangement, insolvency, examinership, statutory rescue process, winding-up or liquidation proceedings or similar insolvency proceedings under any applicable bankruptcy, insolvency or similar law in connection with any obligation of the Issuer relating to this Agreement, the Notes or otherwise owed under or in connection with this Agreement or the Notes, save for lodging a claim in the liquidation of the Issuer which is initiated by another party or taking proceedings to obtain a declaration or judgment as to the obligations of the Issuer.

Section 13.03.  Survival

The provisions of this ARTICLE 13 shall survive notwithstanding repayment of all Notes and/or any termination of this Agreement.

ARTICLE 14
Defeasance

Section 14.01.  Option to Effect Legal Defeasance or Covenant Defeasance

The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 14.02 or Section 14.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this ARTICLE 14.

Section 14.02.  Defeasance Upon Deposit of Moneys or U.S. Government Obligations

Upon the Issuer’s exercise under Section 14.01 hereof of the option applicable to this Section 14.02, the Issuer will, subject to the satisfaction of the conditions set forth in Section 14.04 hereof, be deemed to have discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes which will thereafter be deemed “outstanding” only for purposes of Section 14.05 hereof and the other Sections of this Indenture referred to in clauses (a) through (e) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive unless otherwise terminated or discharged hereunder:

(a)          the rights of holders of outstanding Notes to receive, solely from the trust fund described in Sections 14.04 and 14.05 hereof, payments in respect of the principal of, or interest (and Additional Interest) or premium, if any, on the Notes when such payments are due under Section 4.01;

(b)         the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost, stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)        the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith;

(d)          the optional redemption provisions with respect to the Notes; and

(e)          this Section 14.02.

If the Issuer exercises under Section 14.01 hereof the option applicable to this Section 14.02, subject to the satisfaction of the conditions set forth in Section 14.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this ARTICLE 14, the Issuer may exercise its option under this Section 14.02 notwithstanding the prior exercise of its option under Section 14.03 hereof.

Section 14.03.  Covenant Defeasance

Upon the Issuer’s exercise under Section 14.01 hereof of the option applicable to this Section 14.03, the Issuer will, subject to the satisfaction of the conditions set forth in Section 14.04 hereof, be deemed to have discharged from its obligations under the covenants contained in Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 5.02, 5.03 and ARTICLE 11 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 14.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that the Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a default or Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and the Notes will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 14.01 hereof of the option applicable to this Section 14.03 hereof, subject to the satisfaction of the conditions set forth in Section 14.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c) and 6.01(d).

Section 14.04.  Conditions to Legal or Covenant Defeasance

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 14.02 or 14.03 hereof:

(i)         the Issuer shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes cash in Euros, Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium and interest (including Additional Interest, if any) on the outstanding Notes on the stated date for payment thereof or on the Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(ii)        no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(iii)     such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any of Guarantor is a party or by which the Issuer or the Guarantor is bound;

(iv)        the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes being defeased over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(v)       in the case of a Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel from a nationally recognized tax firm, confirming that  the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or  since the date of this Indenture, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(vi)        the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(vii)       in the case of a Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the holders of the outstanding Notes will not recognize income, gain or loss for United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(viii)      the Issuer shall have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (vi) above).

Notwithstanding the Issuer’s exercise of Covenant Defeasance, the Issuer may subsequently exercise Legal Defeasance.

Section 14.05.  Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions

Subject to Section 14.06 hereof, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 14.05, the “Trustee”) pursuant to Section 14.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest (including Additional Interest), if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Obligations deposited pursuant to Section 14.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the outstanding Notes.

Notwithstanding anything in this ARTICLE 14 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Obligations held by it as provided in Section 14.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 14.04 (a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 14.06.  Repayment to Issuer

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest (including Additional Interest) on any Note and remaining unclaimed for two years after such principal, premium or interest or Additional Amounts, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.

ARTICLE 15
Miscellaneous Provisions

Section 15.01.  Provisions Binding on Issuer’s and Guarantors’ Successors

All the covenants, stipulations, promises and agreements by the Issuer and the Guarantors contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 15.02.  Official Acts by Successor Corporation

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer or a Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or such Guarantor, as applicable.

Section 15.03.  Addresses for Notices, Etc.

Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Issuer shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box as follows:

if to the Issuer or a Guarantor:

DXC Technology Company
20408 Bashan Drive, Suite 231
Ashburn, VA 20147
United States of America
Facsimile: 703-641-2952
Attention: General Counsel

And with a copy to:

Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, DC 20004
United States of America
Facsimile: 202-637-2201
Attention: R. Charles Cassidy III

if to the Trustee, Transfer Agent or Registrar:

U.S. Bank Trust Company, National Association
Three James Center
1051 East Cary Street, Suite 600
Richmond, VA 23219
United States of America
Attention: Administrator – DXC Capital Funding DAC

if to the Paying Agent:

Block F1
Cherrywood Business Park
Cherrywood, Dublin 18
D18 W2X7
Ireland

The Trustee, by notice to the Issuer and the Guarantors, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 15.04.  Governing Law

This Indenture, the Notes and the Guarantees shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without reference to its principles of conflict of laws.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 15.05.  Evidence of Compliance with Conditions Precedent, Certificates to Trustee

Upon any application or demand by the Issuer or a Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Issuer or such Guarantor, as applicable shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 15.06.  Business Day

A “Business Day” means any day (other than a Saturday or a Sunday) on which (i) banking institutions and foreign exchange markets are open for general business in the City of New York and the City of London or, with respect to DXC Luxembourg International S.à r.l., the banking institutions are open for general business in Luxembourg and (ii) the T2 system, or any successor thereto, operates.

If a payment date is a not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

Section 15.07.  No Security Interest Created

Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its subsidiaries is located.

Section 15.08.  Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 15.09.  Table of Contents, Headings, Etc.

The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.10.  Authenticating Agent

The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under ARTICLE 2, ARTICLE 3 and Section 4.09, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 15.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 15.10, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Issuer and, at the Issuer’s expense, shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.

The Issuer agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Issuer and the authenticating agent.

The provisions of Sections 7.03, 7.04, 7.05, 8.03 and this Section 15.10 shall be applicable to any authenticating agent.

Section 15.11.  Execution in Counterparts; Electronic Signatures

This Indenture may be executed in any number of counterparts (whether by hand, electronically or otherwise), each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by electronic, facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by electronic, facsimile or PDF shall be deemed to be their original signatures for all purposes.

The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Indenture by electronic transmission (including by e-mail, electronic, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

Section 15.12.  Severability

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.13.  Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 15.14.  U.S.A. Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 15.15.  Judgment Currency

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than Euros, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee or any Holder, as the case may be, could purchase Euros with such other currency in London, United Kingdom on the Business Day preceding that on which final judgment is given. The obligation of the Guarantors or the Issuer with respect to any sum due from it to the Trustee or any Holder shall, notwithstanding any judgment in a currency other than Euros, be discharged only if and to the extent that on the first Business Day following receipt by the Trustee or such Holder, as the case may be, of any sum adjudged to be so due in such other currency, the Trustee or such Holder may in accordance with normal banking procedures purchase Euros with such other currency. If the Euros so purchased are less than the sum originally due to the Trustee or such Holder hereunder, the Parent Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee or such Holder against such loss. If the Euros so purchased are greater than the sum originally due to the Trustee or such Holder hereunder, the Trustee or such Holder, as the case may be, agrees to pay to the Parent Guarantor an amount equal to the excess of the Euros so purchased over the sum originally due to the Trustee or such Holder hereunder.

Section 15.16.  English Language

This Indenture has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications delivered or delivered pursuant to this Indenture (including any modifications or supplements hereto), shall be in the English language, or accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Indenture, and absent manifest error, control the meaning of the matters set out therein.

Section 15.17.  Submission to Jurisdiction; Appointment of Agent.

Any suit, action or proceeding against the Issuer or the Guarantors or their respective properties, assets or revenues with respect to this Indenture, the Securities or the Guarantees (a “Related Proceeding”) may be brought in any state or Federal court in the Borough of Manhattan in The City of New York, New York, as the Person bringing such Related Proceeding may elect in its sole discretion. The Issuer and each Guarantor hereby consent to the nonexclusive jurisdiction of each such court for the purpose of any Related Proceeding and have irrevocably waived any objection to the laying of venue of any Related Proceeding brought in any such court and to the fullest extent they may effectively do so and the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court. The Issuer and each Guarantor hereby agree that service of all writs, claims, process and summonses in any Related Proceeding brought against them in the State of New York may be made upon DXC Technology Company, 20408 Bashan Drive, Suite 231, Ashburn, VA 20147, United States of America, Attention: General Counsel (the “Process Agent”). The Issuer has irrevocably appointed the Process Agent as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and hereby agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Issuer and each Guarantor hereby agree to have an office or to maintain at all times an agent with offices in the United States of America to act as Process Agent. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 15.18.  Waiver of Immunity.

To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Indenture, Securities and/or the Guarantees.

Section 15.19.  BRRD and Other Regulatory Matters.

(a)          The Paying Agent is authorised and regulated by the Central Bank of Ireland (“CBOI”).

(b)         In connection with the worldwide effort against the funding of terrorism and money laundering activities, the Paying Agent may be required under various national laws and regulations to which they are subject to obtain, verify and record information that identifies each person who opens an account with it. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Paying Agent shall be entitled to ask for documentation to verify such entity’s formation and legal existence as well as financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(c)         The parties to this Indenture acknowledge and agree that the obligations of Paying Agent under this Indenture are limited by and subject to compliance by them with EU, United Kingdom and U.S. Federal anti-money laundering statutes and regulations. If the Paying Agent or any of their directors know or suspect that a payment is the proceeds of criminal conduct, such person is required to report such information pursuant to the applicable authorities and such report shall not be treated as a breach by such person of any confidentiality covenant or other restriction imposed on such person under this Indenture, by law or otherwise on the disclosure of information. The Paying Agent shall be indemnified and held harmless by the Issuer from and against all losses suffered by them that may arise as a result of the agents being prevented from fulfilling their obligations hereunder due to the extent doing so would not be consistent with applicable statutory anti-money laundering requirements.

(d)       Notwithstanding anything to the contrary in this Indenture or in any other agreements, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of the Paying Agent arising under this Indenture or any such other document, to the extent such liability is unsecured or not otherwise exempted, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)         the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto; and

(ii)          the effects of any Bail-in Action on any such liability, including, if applicable:

(1)            a reduction in full or in part or cancellation of any such liability;

(2)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such party, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Indenture or any other Indenture; or

(3)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

For the purpose of this Section 15.19 the following terms shall have the following meanings:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority to exercise any Write-down and Conversion Powers.

“Write-Down and Conversion Powers” means,

(a)         in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)         any powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and any similar or analogous powers under that Bail-In Legislation.

ARTICLE 16
Guarantees

Section 16.01.  Guarantees.

(a) Subject to this ARTICLE 16, the Guarantors, hereby will, jointly and severally, irrevocably and unconditionally guarantee, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at the Maturity Date, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity Date, by acceleration or otherwise. Failing payment by the Issuer when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 16.06.

(c) Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 16.01.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in ARTICLE 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in ARTICLE 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under such Guarantees.

(f) Each such Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or such Guarantees, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any such Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by a Guarantor in respect of any such Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 16.02.  Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Notes of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of bankruptcy law in the United States, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article, result in the obligations of such Guarantor under such Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under such Guarantee shall be entitled upon payment in full of all Guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with generally accepted accounting principles in the United States.

Section 16.03.  Execution and Delivery.

(a) If an officer of a Guarantor whose signature is on this Indenture or a supplemental indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantees shall be valid nevertheless.

(b) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee thereof set forth in this Indenture or supplemental indenture on behalf of the applicable Guarantors.

Section 16.04.  Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 16.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 16.05.  Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 16.06.  Release of Guarantees.

(a) A Guarantee of any Note by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer or the trustee shall be required for the release of such Guarantor’s Guarantee:

 1)         (A) upon the Issuer’s exercise of its Legal Defeasance option or, except in the case of a Guarantee of any direct or indirect parent of the Issuer, Covenant Defeasance option in accordance with Article 4 or the Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; or

(B) as specified in a supplemental indenture to this Indenture; and

(2)        upon such Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction or release have been complied with.

At the written request of the Issuer, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

DXC CAPITAL FUNDING DAC, as Issuer

By:	/s/ Ceyhun Cetin
Name: Ceyhun Cetin
Title: Director

DXC TECHNOLOGY COMPANY, as Parent Guarantor

By:	/s/ Ceyhun Cetin
Name: Ceyhun Cetin
Title: Vice President & Treasurer

DXC LUXEMBOURG INTERNATIONAL S.À R.L, as Luxembourg Guarantor

By:	/s/ Ceyhun Cetin
Name: Ceyhun Cetin
Title: Class A Manager

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, Transfer Agent and Registrar

By:	/s/ Elizabeth A. Boyd
Name: Elizabeth A. Boyd
Title: Authorized Signatory

[Signature Page to Indenture]

U.S. BANK EUROPE DAC, as Paying Agent

By:	/s/ Michael Leong
Name: Michael Leong
Title: Authorised Signatory

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE AND ADDITIONAL NOTE]

[Depositary Legend, if applicable]

No. [_____]	Principal Amount € [_________], as revised by the Schedule of Increases and Decreases in Global Note attached hereto ISIN No: [_________] Common Code No.: [_________]

DXC Capital Funding DAC
4.250% Senior Notes Due 2030

DXC Capital Funding DAC, a designated activity company incorporated under the laws of Ireland, promises to pay to the bearer hereof [USB Nominees (UK) Limited, or their registered assigns]1 upon surrender hereof, the principal sum of €[_________], as revised by the Schedule of Increases and Decreases in Note attached hereto, on December 9, 2030.

Issue Date: December 9, 2025

Interest Payment Date: December 9, commencing on December 9, 2026.

Record Date: The date that is the Clearing System business day (for these purposes, a day on which Euroclear and Clearstream are open for business) immediately preceding each Interest Payment Date

Maturity Date: December 9, 2030

This Note shall not be valid for any purposes until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) has manually signed the certificate of authentication appearing on this Note.

Additional provisions of this Note are set forth on the reverse side hereof.

1 For Global Notes only.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed in accordance with the Indenture.

Date:

DXC CAPITAL FUNDING DAC, as Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Date:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

[Back of Note]

4.250% Senior Notes due 2030

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.          INTEREST. DXC Capital Funding DAC, a designated activity company incorporated under the laws of Ireland (the “Issuer”), promises to pay, in cash, interest on the principal amount of this Note at a rate equal to 4.250% per annum (subject to adjustment upon the occurrence of certain ratings-based events as set forth in Section 2.16 of the Indenture). Interest will be payable annually in arrears on December 9 of each year, commencing on December 9, 2026 (an “Interest Payment Date”) to holders of this Note on the Record Date prior to the Interest Payment Date. At maturity the holders of this Note will be paid at par, plus accrued and unpaid interest thereon to, but excluding, the date of maturity.

Interest and Additional Interest on this Note will accrue from the most recent date to which such interest has been paid or, if no such interest has been paid, from and including the date of issuance, December 9, 2025. Interest will be computed on the basis of an ACTUAL/ACTUAL (ICMA) day count convention, as defined in the rulebook of the International Capital Markets Association.

If an Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next succeeding Business Day, but no additional interest shall accrue or be payable in connection therewith unless the Issuer fails to make payment on such next succeeding Business Day.

If a Redemption Date, purchase date or other maturity date would fall on a day that is not a Business Day, the payment of interest (including Additional Interest, if any), principal and premium, if any, shall be made on the next succeeding Business Day, but no additional interest shall accrue or be payable in connection therewith unless the Issuer fails to make payment on such next succeeding Business Day.

2.            METHOD OF PAYMENT

By at least 10:00 a.m. local time in any Place of Payment on the date on which any principal of and premium, if any, or interest on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, interest and/or Additional Amounts, if any. The Issuer will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the Record Date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, interest and Additional Amounts, if any, in money of the European Union that at the time of payment is legal tender for payment of public and private debts. Except as described in the succeeding two sentences, the principal of and premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose in Dublin, Ireland or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 4.02 of the Indenture; provided, however, that, at the option of the Issuer, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.

Whilst any Notes are represented by a Global Note, all payments due in respect of the Notes shall be made to, or to the order of, the holder of the Global Note, subject to and in accordance with the provisions of the Global Note, and each payment so made will discharge the Issuer’s obligations in respect thereof. On the occasion of each payment, the Paying Agent shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems but any failure to make such entries shall not affect the discharge referred to in the previous sentence. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, interest and Additional Amounts, if any) held by a Holder of at least €1,000,000 aggregate principal amount of Notes will be made by wire transfer to a Euro account maintained by the payee with a branch of a designated bank in the European Union if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

In the event that Definitive Notes are issued on or after the Issue Date, another agent shall be appointed by the Issuer as an additional paying agent in respect of payments to be made in respect of Notes represented by Definitive Notes. The Issuer shall procure that such additional paying agent shall represent and warrant to the Issuer in its appointment document that, for the purposes of Chapter 2 of Part 4 of Taxes Consolidation Act, 1997 of Ireland (as amended), it will not be in Ireland when paying or causing to be paid on behalf of the Issuer any amounts due in respect of such Definitive Notes.

All payments of interest and principal on the Notes, including payments made upon any redemption of the Notes, will be made in Euros. If the Euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the Euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes shall be made in U.S. dollars until the Euro is again available to the Issuer or so used. The amount payable on any date in Euros shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for Euros. The Market Exchange Rate most recently available on, or prior to, the second Business Day before the relevant determination date will be the basis for determining the equivalent of Euro in the currency of the United States of America for any purpose under the Indenture. Any payment in respect of such Notes so made in U.S. dollars shall not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

3.          PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Europe DAC or one of its affiliates will act as Paying Agent and U.S. Bank Trust Company, National Association or one of its affiliates will act as Transfer Agent and Registrar. The Issuer or any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.        INDENTURE. The Issuer issued this Note under an Indenture, dated as of December 9, 2025 (as amended, modified or supplemented from time to time, the “Indenture”), among, inter alios, the Issuer, the Guarantors, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and U.S. Bank Europe DAC, as Paying Agent. This Note is one of a duly authorized issue of notes of the Issuer designated as its 4.250% Senior Notes due 2030. The terms of this Note include those stated in the Indenture. This Note is subject to all such terms, and holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.          OPTIONAL REDEMPTION. This Note is subject to optional redemption as further described in the Indenture. If the Issuer deposits with the Trustee or the Paying Agent money or Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest and Additional Amounts, if any, on the Notes to redemption or maturity, the Issuer may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

6.           SINKING FUND. The Issuer shall not be required to make any sinking fund payments with respect to the Notes.

7.           OFFERS TO REPURCHASE.

Upon the occurrence of a Change of Control Triggering Event, the Issuer shall make an offer (a “Change of Control Offer”) to each holder to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of each holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with the Indenture.

[For so long as the Notes are represented by this Global Note, the Issuer shall procure that the details of such redemption, payment or purchase and cancellation (as the case may be) be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such installment so paid.]2

8.        DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Notes or portion of any Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

2 For Global Notes only.

9.           PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.

10.        AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

11.          DEFAULTS AND REMEDIES.          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Issuer or a Guarantor occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

12.        AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

13.      GOVERNING LAW. THE INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

14.        ISIN/COMMON CODE NUMBERS. The Issuer has caused ISIN/Common Code numbers to be printed on the Notes and the Trustee may use ISIN/Common Code numbers in notices of redemption as a convenience to holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee*:

* Participant in a recognized Signature guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09. of the Indenture, check the box below:

[ ] Section 4.09.

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.09. of the Indenture, state the amount you elect to have purchased:

€

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature guarantee*:

* Participant in a recognized Signature guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is €__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

DXC Capital Funding DAC
20408 Bashan Drive, Suite 231
Ashburn, VA 20147

U.S. Bank Trust Company, National Association
Three James Center
1051 East Cary Street, Suite 600
Richmond, VA 23219
Attention: Administrator – DXC Capital Funding DAC

Re: 4.250% Senior Notes due 2030 (the “Notes”)

Reference is hereby made to the Indenture, dated as of December 9, 2025 (the “Indenture”), among DXC Capital Funding DAC, a designated activity company incorporated under the laws of Ireland (the “Issuer”), DXC Technology Company, a Nevada corporation, DXC Luxembourg International S.à r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at 7, avenue Gaston Diderich, L-1420 Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B149714, U.S. Bank Trust Company, National Association, as trustee, transfer agent and registrar, and U.S. Bank Europe DAC, as Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €__________ in such Note[s] or interests (the “Transfer”), to __________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.          ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.          ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.          ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)          ☐such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)          ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)          ☐such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.          ☐Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)         Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)         Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)         Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ANNEX A TO CERTIFICATE OF TRANSFER

1.            The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)             ☐a beneficial interest in the:

(i)              ☐144A Global Note (ISIN  ), or

(ii)             ☐Regulation S Global Note (ISIN  ), or

(iii)            ☐Unrestricted Global Note (ISIN _______); or

(b)             ☐a Restricted Definitive Note.

2.            After the Transfer the Transferee will hold:

[CHECK ONE]

(a)             ☐a beneficial interest in the:

(i)              ☐144A Global Note (ISIN  ), or

(ii)             ☐Regulation S Global Note (ISIN  ); or

(b)            ☐a Restricted Definitive Note;

(c)            an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

DXC Capital Funding DAC
20408 Bashan Drive, Suite 231
Ashburn, VA 20147

U.S. Bank Trust Company, National Association
Three James Center
1051 East Cary Street, Suite 600
Richmond, VA 23219
Attention: Administrator – DXC Capital Funding DAC

Re: 4.250% Senior Notes due 2030 (the “Notes”)

Reference is hereby made to the Indenture, dated as of December 9, 2025 (the “Indenture”), among DXC Capital Funding DAC, a designated activity company incorporated under the laws of Ireland (the “Issuer”), DXC Technology Company, a Nevada corporation, DXC Luxembourg International S.à r.l, a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at 7, avenue Gaston Diderich, L-1420 Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B149714, U.S. Bank Trust Company, National Association, as trustee, transfer agent and registrar, and U.S. Bank Europe DAC, as Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of €_________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.            Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)         ☐Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)        ☐Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)         ☐Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)       ☐Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.          Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)       ☐Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)        ☐Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note, In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

*            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).